Exhibit 31.1

CERTIFICATIONS UNDER SECTION 302

I, Adam Sachs, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Vicarious Surgical Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 13, 2024

/s/ Adam Sachs
Adam Sachs
Chief Executive Officer
(Principal Executive Officer)